EXHIBIT A TO BRIDGE LOAN AGREEMENT

FORM OF SECURED PROMISSORY NOTE

US$1,000,000	September 7, 2007

Cypheredge Technologies, Inc.
13810 SE Eastgate Way, Bldg1, Suite 160
Bellevue, Washington 98005

                               FOR VALUE RECEIVED, the undersigned (the “Company”) promises to pay to the order, and at the offices of, Mistral Ventures, Inc. (the “Lender”), the principal sum of US$1,000,000 in lawful currency of the United States, together with interest on the outstanding amount thereof at a rate of 10% per annum calculated from the date hereof, compounded annually not in advance, as well after as before maturity, default and judgment, and repayable in full plus accrued interest on December 31, 2007.

                               Notwithstanding the foregoing, it is understood and agreed that the undersigned shall pay to the Lender all of the principal and interest evidenced by this Promissory Note within ten days of the closing of the Formal Agreement described in the Term Sheet, dated for reference July 25, 2007, entered into between the Lender and the undersigned.

                               This Promissory Note is being issued in accordance with and is subject to the terms of a Bridge Loan Agreement entered into between the undersigned and the Lender dated of even date herewith.

                               Presentment, protest, notice of protest and notice of dishonour are hereby waived.

                               In the event that this Note is placed with an attorney for collection, the undersigned shall pay all of the Lender’s costs and expenses of collection, including reasonable attorneys’ fees.

Cypheredge Technologies, Inc.

/s/ James Linkous
By: James Linkous, President and CEO